UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): May 13, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated May 13, 2008 and filed (by the required date) on May 15, 2008 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma financial information.

	The below pro forma financial information pertains to the hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

	Apple REIT Eight, Inc. (Unaudited)

	Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008	27
	Notes to Pro Forma Condensed Consolidated Balance Sheet	29
	Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2007 and Three Months Ended March 31, 2008	30
	Notes to Pro Forma Condensed Consolidated Statements of Operations	36

(c)	Shell company transactions.

	Not Applicable.

(d)	Exhibits.

	None.

INDEPENDENT AUDITOR’S REPORT

The Members

1st Street Hotel LLC

We have audited the accompanying balance sheet of 1st Street Hotel LLC (the “Company”) as of December 31, 2007, and the related statements of operations, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, the hotel assets of the Company were sold on May 13, 2008.

/s/ Moss Adams LLP

Irvine, California

July 14, 2008

1ST STREET HOTEL LLC

BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Investment in hotel property, net of accumulated depreciation of $194,742	$36,244,647
Cash and cash equivalents	288,777
Restricted cash	27,691
Accounts receivable	208,957

Total assets	$36,770,072

LIABILITIES AND MEMBERS’ EQUITY
Accounts and retentions payable	$1,856,686
Note payable	25,536,622

Total liabilities	27,393,308
MEMBERS’ EQUITY	9,376,764

$36,770,072

See accompanying notes.

1ST STREET HOTEL LLC

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

REVENUES:
Rooms	$1,411,250

EXPENSES:
Sales and marketing	332,958
Hotel administration and general	288,260
Operating	229,431
Depreciation and amortization	194,742
Management fees	116,141
Repairs and maintenance	66,119
Utilities	59,230

Total expenses	1,286,881

OPERATING INCOME	124,369

Interest expense	(390,650)

NET LOSS	$(266,281)

See accompanying notes.

1ST STREET HOTEL LLC

STATEMENT OF MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2007

Balance, January 1, 2007	$9,781,953
Distributions	(138,908)
Net loss	(266,281)

Balance, December 31, 2007	$9,376,764

See accompanying notes.

1ST STREET HOTEL LLC

STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(266,281)
Noncash items included in net loss:
Depreciation and amortization	194,742
Changes in:
Accounts receivables	(208,957)
Accounts and retentions payable	52,531

Net cash used in operating activities	(227,965)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Hotel	(21,898,081)
Increase in restricted cash	(27,691)

Net cash used in investing activities	(21,925,772)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable proceeds	22,546,873
Member distributions	(138,908)

Net cash provided by financing activities	22,407,965

NET INCREASE IN CASH AND CASH EQUIVALENTS	254,228
CASH AND CASH EQUIVALENTS, beginning of year	34,549

CASH AND CASH EQUIVALENTS, end of year	$288,777

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest, net of interest capitalized of $737,000	$390,650

See accompanying notes.

1ST STREET HOTEL LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Business

1st Street Hotel LLC (the “Company”), is a Delaware limited liability company which was formed on June 2, 2006 for the purpose of acquiring land, developing a Residence Inn by Marriott (the “Hotel”) and operating the Company under a management agreement with the Residence Inn by Marriott (the “Manager”). The Hotel, located in Burbank, California, became operational in October 2007, when the management agreement became effective and the Company commenced operations.

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents - Cash and cash equivalents include cash held in financial institutions, and other highly liquid short term investments with initial maturity of ninety days or less.

Restricted cash - Pursuant to the management agreement, the Company is required to maintain cash reserves for the replacement of and additions to furniture, fixtures and equipment. The unexpended reserve, classified as restricted cash, totaled $27,691 as of December 31, 2007.

Concentration of credit risk - The Company has placed the majority of its cash with one major financial institution. At December 31, 2007 and at various times throughout the year then ended, the Company maintained balances of cash and cash equivalents in excess of federally insured limits.

Investment in Hotel Property - The investment in the Hotel is stated at cost. Interest incurred during the construction of the Hotel has been capitalized and is being depreciated over the life of the asset. Total interest capitalized was approximately $737,000. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. The useful lives of assets are 39 years for building and improvements and 7 years for furniture, fixtures and equipment.

Valuation of long-lived assets - The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

1ST STREET HOTEL LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue recognition - Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Income taxes - No federal or state income taxes are payable by the Company and, therefore, no tax provision has been reflected in the accompanying financial statements. The Company is treated as partnership for federal and state income tax purposes. The members are required to include their respective share of the Company’s profits or losses in their individual tax returns. The tax returns, the status of the Company for tax purposes, and the amount of allocable income or loss from the Company, are subject to examinations by the Internal Revenue Service and if examination result in changes with respect to the Company’s tax status, or in changes to allowable income or loss from the Company, the tax liability of the members would be changed accordingly.

Loan origination costs - Construction loan costs are capitalized to investment in Hotel Property and are depreciated in accordance with the Company’s normal depreciation policies.

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 3 - Investment in Hotel Property

Investment in Hotel Property consists of the following at December 31, 2007:

Land and land improvements	$4,430,866
Building and improvements	29,041,802
Furniture, fixtures and equipment	2,966,721

36,439,389

Accumulated depreciation and amortization	(194,742)

Investment in Hotel Property, net	$36,244,647

1ST STREET HOTEL LLC

NOTES TO FINANCIAL STATEMENTS

Note 4 - Note Payable

In May 2006, the Company obtained a construction note payable from a bank for a maximum commitment of $26,575,000. The term of the note is 48 months, with interest only payments through June 2009 and principal and interest payments until June 1, 2010 on which date the entire remaining unpaid balance is due. As of December 31, 2007, the Hotel was operational although construction costs continued to be incurred and the Company had drawn a total of $25,536,622. The final draw was made in March 2008. The loan is secured by the investment in the Company.

In January 2008, the Company amended the construction loan to include an additional $1,600,000 in funds, bringing the total maximum construction loan commitment to $28,175,000, to cover the remaining construction costs.

As discussed in Note 7, the note was repaid in full using the proceeds from the sale of the Hotel in May 2008.

Note 5 - Management Agreement

The Company has a management agreement with the Residence Inn by Marriott, Inc. (“Marriott”), a Delaware corporation, to operate the Company under the name Residence Inn by Marriott. The management agreement has a 30-year term with the option to renew for two additional 10-year terms. The management agreement entitles Marriott to a monthly base management fee as well as an incentive management fee. The base management fee is equal to 6% of gross revenues for the first two years of operations and 7% thereafter. The incentive management fee is equal to 25% of the excess of the operating profit (as defined by the agreement) over $4,141,200.

Note 6 - Related Party Transactions

The managing member of the Company is also the President and CEO of a company related through common ownership and management. The Company awarded the contract for the development of the Company totaling approximately $36,325,000 to this company for a development fee of $1,373,346. Payables under related party contracts at December 31, 2007 totaled approximately $1,800,000 and are included in accounts payable.

The Company pays a 5% management fee on net house profit of the Company to a company related through common ownership for performing management and administrative functions for the Company. During the year ended December 31, 2007, approximately $31,000 was paid in management fees to this related party.

Note 7 - Subsequent Event

On May 13, 2008, the Hotel was sold to Apple REIT Eight, Inc for a gross purchase price of approximately $50 million. The construction note payable was repaid using the proceeds from the sale.

1ST STREET HOTEL LLC

BALANCE SHEETS (unaudited)

	March 31, 2008	March 31, 2007
ASSETS
Investment in hotel, net of accumulated depreciation of $490,456	$36,379,815	$21,037,730
Cash and cash equivalents	400,616	28,953
Restricted cash	63,883	—
Accounts receivable	312,950	—

Total assets	$37,157,264	$21,066,683

LIABILITIES AND MEMBERS’ EQUITY
Accounts and retentions payable	$282,504	$2,145,232
Notes payable	27,543,084	9,142,498

Total liabilities	27,825,588	11,287,730

MEMBERS’ EQUITY	9,331,676	9,778,953

	$37,157,264	$21,066,683

1ST STREET HOTEL LLC

STATEMENTS OF OPERATIONS (unaudited)

THREE MONTHS ENDED MARCH 31,

	2008	2007
REVENUES:
Rooms	$1,782,904	$—

EXPENSES:
Operating	278,971	3,000
Hotel administration	254,318	—
Sales and marketing	125,543	—
Utilities	54,470	—
Repairs and maintenance	75,808	—
Management fees	150,854	—
Depreciation and amortization	295,714	—

Total expenses	1,235,678	3,000

OPERATING INCOME (LOSS)	547,226	(3,000)

Interest expense	(397,848)	—

NET INCOME (LOSS)	$149,378	$(3,000)

1ST STREET HOTEL LLC

STATEMENTS OF CASH FLOWS (unaudited)

THREE MONTHS ENDED MARCH 31,

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$149,378	$(3,000)
Noncash items included in net income (loss):
Depreciation and amortization	295,714	—
Changes in:
Accounts receivables	(103,993)	—
Accounts and retentions payable	(1,574,182)	341,077

Net cash provided by (used in) operating activities	(1,233,083)	338,077

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Hotel	(430,882)	(6,496,422)
Increase in restricted cash	(36,192)	—

Net cash used in investing activities	(467,074)	(6,496,422)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable proceeds	2,006,462	6,152,749
Member distributions	(194,466)	—

Net cash provided by financing activities	1,811,996	6,152,749

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	111,839	(5,596)
CASH AND CASH EQUIVALENTS, beginning of year	288,777	34,549

CASH AND CASH EQUIVALENTS, end of year	$400,616	$28,953

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$397,848	$—

INDEPENDENT AUDITOR’S REPORT

The Members

Ocean Ranch Hotels LLC

We have audited the accompanying balance sheet of Ocean Ranch Hotels LLC (the “Company”) as of December 31, 2007, and the related statements of operations, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, the hotel assets of the Company were sold on May 13, 2008.

/s/ Moss Adams LLP

Irvine, California

July 14, 2008

OCEAN RANCH HOTELS LLC

BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Investment in Hotel property, net of accumulated depreciation of $179,603	$21,494,491
Cash and cash equivalents	237,636
Restricted cash	21,635
Accounts receivable	113,255

Total assets	$21,867,017

LIABILITIES AND MEMBERS’ EQUITY
Accounts and retentions payable	$405,000
Note payable	17,103,623

Total liabilities	17,508,623

MEMBERS’ EQUITY	4,358,394

$21,867,017

See accompanying notes.

OCEAN RANCH HOTELS LLC

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

REVENUES:
Rooms	$1,087,327

EXPENSES:
Operating	204,798
Hotel administration and general	237,244
Sales and marketing	314,771
Utilities	44,464
Repairs and maintenance	26,393
Management fees	87,696
Depreciation and amortization	179,603

Total expenses	1,094,969

OPERATING LOSS	(7,642)

Interest expense	(308,219)

NET LOSS	$(315,861)

See accompanying notes.

OCEAN RANCH HOTELS LLC

STATEMENT OF MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2007

Balance, January 1, 2007	$4,758,230

Distributions	(83,975)

Net loss	(315,861)

Balance, December 31, 2007	$4,358,394

See accompanying notes.

OCEAN RANCH HOTELS LLC

STATEMENT OF CASH FLOWS

DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(315,861)
Noncash items included in net loss:
Depreciation and amortization	179,603
Changes in:
Accounts receivables	(113,255)
Accounts and retentions payable	(1,014,555)

Net cash used in operating activities	(1,264,068)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Hotel	(14,876,864)
Increase in restricted cash	(21,635)

Net cash used in investing activities	(14,898,499)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable proceeds	16,473,471
Member distributions	(83,975)

Net cash provided by financing activities	16,389,496

NET INCREASE IN CASH AND CASH EQUIVALENTS	226,929

CASH AND CASH EQUIVALENTS, beginning of year	$10,707

CASH AND CASH EQUIVALENTS, end of year	$237,636

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest, net of interest capitalized of $362,678	$(308,219)

See accompanying notes.

OCEAN RANCH HOTELS LLC

NOTES TO FINANCIAL STATEMENTS

Note 1- Nature of Business

Ocean Ranch Hotels LLC (the “Company”), is a California limited liability company which was formed on July 21, 2006 for the purpose of acquiring land, developing a Residence Inn by Marriott (the “Hotel”) and operating the hotel under a management agreement with the Residence Inn by Marriott (the “Manager”). The Hotel, located in Oceanside, California became operational in September 2007, when the management agreement became effective and the Company commenced operations.

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents - Cash and cash equivalents include cash held in financial institutions, and other highly liquid short term investments with initial maturity of ninety days or less.

Restricted cash - Pursuant to the management agreement, the Company is required to maintain cash reserves for the replacement of and additions to furniture, fixtures and equipment. The unexpended reserve, classified as restricted cash, totaled $21,635 as of December 31, 2007.

Concentration of credit risk - The Company has placed the majority of its cash with one major financial institution. At December 31, 2007 and at various times throughout the year then ended, the Hotel maintained balances of cash and cash equivalents in excess of federally insured limits.

Investment in Hotel Property - The investment in the Hotel is stated at cost. Interest incurred during the construction of the Hotel has been capitalized and is being depreciated over the life of the asset. Total interest capitalized was approximately $363,000. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings and improvements and 7 years for furniture, fixtures and equipment.

OCEAN RANCH HOTELS LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Valuation of long-lived assets - The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset, exclusive of interest. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Revenue recognition - Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Income taxes - No federal or state income taxes are payable by the Company and, therefore, no tax provision has been reflected in the accompanying financial statements. The Company is treated as a partnership for federal and state income tax purposes. The members are required to include their respective share of the Company’s’ profits or losses in their individual tax returns. The tax returns, the status of the Company for tax purposes, and the amount of allocable income or loss from the Company, are subject to examinations by the Internal Revenue Service and if examination result in changes with respect to the Company’s tax status, or in changes to allowable income or loss from the Company, the tax liability of the members would be changed accordingly.

Loan origination costs - Construction loan costs are capitalized to investment in Hotel Property and are depreciated in accordance with the Company’s normal depreciation policies.

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

OCEAN RANCH HOTELS LLC

NOTES TO FINANCIAL STATEMENTS

Note 3 - Investment in Hotel Property

Investment in Hotel Property consists of the following at December 31, 2007:

Land and land improvements	$2,529,049
Building and improvements	17,204,056
Furniture, fixtures and equipment	1,940,989

21,674,094

Accumulated depreciation and amortization	(179,603)

Investment in Hotel Property, net	$21,494,491

Note 4 - Notes Payable

In September 2006, the Company obtained a construction note payable from a bank for a maximum commitment of $17,868,678. The term of the note is 48 months, with interest only payments due monthly. The loan expires on September 7, 2010 on which date the entire remaining unpaid balance is due. As of December 31, 2007, the Hotel was operational although construction costs continued to be incurred and the Company had drawn a total of $17,103,623. The final draw was made in March 2008. The loan is secured by the investment in the Hotel.

As discussed in Note 7, the note was repaid in full using the proceeds from the Hotel in May 2008.

Note 5 - Management Agreement

The Hotel has a management agreement with the Residence Inn by Marriott, Inc. (“Marriott”), a Delaware corporation, to operate the Hotel under the name Residence Inn by Marriott. The management agreement has a 30 year term with the option to renew for two additional ten-year terms. The management agreement entitles Marriott to a monthly base management fee as well as an incentive management fee. The base management fee is equal to 6% of gross revenues for the first two years of operations and 7% thereafter. The incentive management fee is equal to 25% of the excess of the operating profits (as defined by the agreement) over $2,306,400.

OCEAN RANCH HOTELS LLC

NOTES TO FINANCIAL STATEMENTS

Note 6 - Related Party Transactions

The managing member of the Company is also the President and CEO of a company related through common ownership and management. The Company awarded the contract for the development of the Company totaling approximately $22,618,678 to this company for a development fee of $859,071. Payables under related party contracts at December 31, 2007 totaled approximately $405,000 and are included in accounts payable.

The Company pays a 5% management fee on net house profit of the Hotel to a company related through common ownership for performing management and administrative functions for the Hotel. During the year ended December 31, 2007, approximately $22,000 was paid in management fees to this related party.

Note 7 - Subsequent Event

On May 13, 2008, the Hotel was sold to Apple REIT Eight, Inc for a gross purchase price of approximately $28 million. The construction note payable was repaid using the proceeds from the sale.

OCEAN RANCH HOTELS LLC

BALANCE SHEETS (unaudited)

	March 31, 2008	March 31, 2007
ASSETS
Investment in hotel, net of accumulated depreciation of $361,554	$21,678,834	$10,796,477
Cash and cash equivalents	347,310	6,483
Restricted cash	42,460	—
Accounts receivable	113,186	—

Total assets	$22,181,790	$10,802,960

LIABILITIES AND MEMBERS’ EQUITY
Accounts and retentions payable	$79,656	$1,675,427
Notes payable	17,868,678	4,371,999

Total liabilities	17,948,334	6,047,426
MEMBERS’ EQUITY	4,233,456	4,755,534

	$22,181,790	$10,802,960

OCEAN RANCH HOTELS LLC

STATEMENTS OF OPERATIONS (unaudited)

THREE MONTHS ENDED MARCH 31,

	2008	2007
REVENUES:
Rooms	$1,035,628	$—

EXPENSES:
Operating	191,966	2,696
Hotel administration and general	200,323	—
Sales and marketing	79,877	—
Utilities	48,369	—
Repairs and maintenance	28,681	—
Management fees	83,735	—
Depreciation and amortization	181,951	—

Total expenses	814,902	2,696

OPERATING INCOME (LOSS)	220,726	(2,696)

Interest expense	(250,775)	—

NET LOSS	$(30,049)	$(2,696)

OCEAN RANCH HOTELS LLC

STATEMENTS OF CASH FLOWS (unaudited)

THREE MONTHS ENDED MARCH 31,

	2008	2007
Net loss	$(30,049)	$(2,696)
Noncash items included in net loss:
Depreciation and amortization	181,951	—
Changes in:
Accounts receivables	69	—
Accounts and retentions payable	(325,344)	255,872

Net cash provided by (used in) operating activities	(173,373)	253,176

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Hotel	(366,294)	(3,999,247)
Increase in restricted cash	(20,825)	—

Net cash used in investing activities	(387,119)	(3,999,247)

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable proceeds	765,055	3,741,847
Member distributions	(94,889)	—

Net cash provided by financing activities	670,166	3,741,847

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	109,674	(4,224)
CASH AND CASH EQUIVALENTS, beginning of year	237,636	10,707

CASH AND CASH EQUIVALENTS, end of year	$347,310	$6,483

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$250,775	$—

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2008 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Residence Inn	Burbank, CA	$50.5	May 13, 2008
Residence Inn	San Diego, CA	28.8	May 13, 2008
Courtyard	Winston-Salem, NC	13.5	May 19, 2008
Hilton Garden Inn	Hilton Head, SC	13.5	May 29, 2008

True North Hotels Portfolio (4 Hotels):
Residence Inn	Kansas City, MO	17.4	April 30, 2008
Residence Inn	Overland Park, KS	15.9	April 30, 2008
Residence Inn	Westford, MA	14.9	April 30, 2008
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (2 Hotels):
Residence Inn	Fayetteville, NC	12.2	May 9, 2008
Courtyard	Wichita, KS	8.9	June 13, 2008

Dimension Hotels Portfolio (3 Hotels):
Courtyard	Cypress, CA	31.2	April 30, 2008
Homewood Suites	San Jose, CA	21.9	July 2, 2008
Homewood Suites	Tukwila, WA	15.7	July 2, 2008

Homecourt Hospitality Group (4 Hotels):
Residence Inn	Greenville, SC	8.7	May 19, 2008
Homewood Suites	Birmingham, AL	16.5	May 23, 2008
Homewood Suites	Jacksonville, FL	23.3	June 17, 2008
TownePlace Suites	Tampa, FL	11.2	June 17, 2008

	Total	$316.2

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of True North Hotel Group, Inc., McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Eight, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Eight, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2008, nor does it purport to represent the future financial position of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels.

Balance Sheet as of March 31, 2008 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$414,974	$323,432	(A)	$738,406
Cash and cash equivalents	406,070	(232,970)	(C)	173,100
Other assets, net	20,464	980	(B)	21,444

Total Assets	$841,508	$91,442		$932,950

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Intangible liabilities, net	$10,055	$—		$10,055
Mortgage notes payable—secured	5,143	91,442	(B)	96,585
Accounts payable and accrued expenses	2,197	—		2,197

Total liabilities	17,395	91,442		108,837

Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 200,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	843,990	—		843,990
Distributions greater than net income	(19,901)	—		(19,901)

Total shareholders’ equity	824,113	—		824,113

Total liabilities and shareholders’ equity	$841,508	$91,442		$932,950

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 17 properties that have been, or will be, purchased after March 31, 2008 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	True North Hotels Portfolio	Intermountain Hotels Portfolio	Dimension Hotels Portfolio	Winston-Salem, NC Courtyard	Homecourt Hotels Portfolio	Hilton Head, SC Hilton Garden Inn	Burbank, CA Residence Inn	San Diego, CA Residence Inn	Total Combined
Purchase price per contract	$60,100	$21,075	$68,733	$13,500	$59,700	$13,500	$50,500	$28,750	$315,858
Other closing and capitalized costs (credits) incurred	301	105	344	68	299	68	44	27	1,256
Acquisition fee payable to Apple Suites Realty
Group (2% of purchase price per contract)	1,202	422	1,375	270	1,194	270	1,010	575	6,318

Investment in hotel properties	61,603	21,602	70,452	13,838	61,193	13,838	51,554	29,352	323,432	(A)
Net other assets/(liabilities) assumed	(25,665)	(7,060)	—	(7,920)	(43,381)	(6,463)	17	10	(90,462)	(B)

Total purchase price	$35,938	$14,542	$70,452	$5,918	$17,812	$7,375	$51,571	$29,362	$232,970	(C)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, mortgages payable, operational charges and credits and prepaid or accrued property taxes.
(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Eight, Inc.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007 and three months ended March 31, 2008

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Somerset, NJ	$16.0	November 9, 2007
SpringHill Suites	Greensboro, NC	8.0	November 9, 2007
Courtyard	Harrisonburg, VA	23.2	November 16, 2007
Hampton Inn	Bowling Green, KY	18.8	December 6, 2007
Homewood Suites	Chattanooga, TN	8.6	December 14, 2007
Hampton Inn	Port Wentworth, GA	10.8	January 2, 2008
Independent	New York, NY	99.0	January 4, 2008
Hilton Garden Inn	Annapolis, MD	25.0	January 15, 2008
Hampton Inn	Matthews, NC	11.3	January 15, 2008
Hampton Inn	Dunn, NC	12.5	January 24, 2008
Hilton Garden Inn	Tallahassee, FL	13.2	January 25, 2008
Hampton Inn	Concord, NC	9.2	March 7, 2008
SpringHill Suites	Sanford, FL	11.2	March 14, 2008
Residence Inn	Burbank, CA	50.5	May 13, 2008
Residence Inn	San Diego, CA	28.8	May 13, 2008
Courtyard	Winston-Salem, NC	13.5	May 19, 2008
Hilton Garden Inn	Hilton Head, SC	13.5	May 29, 2008

True North Hotels Portfolio (7 Hotels):
Residence Inn	Marlborough, MA	20.2	January 15, 2008
Hampton Inn & Suites	Westford, MA	15.3	March 6, 2008
SpringHill Suites	Overland Park, KS	8.9	March 17, 2008
Residence Inn	Kansas City, MO	17.4	April 30, 2008
Residence Inn	Overland Park, KS	15.9	April 30, 2008
Residence Inn	Westford, MA	14.9	April 30, 2008
Fairfield Inn & Suites	Overland Park, KS	12.1	Pending

Intermountain Hotels Portfolio (7 Hotels):
Fairfield Inn & Suites	Rogers, AR	8.0	February 29, 2008
Residence Inn	Rogers, AR	11.7	February 29, 2008
Courtyard	Texarkana, TX	12.9	March 7, 2008
TownePlace Suites	Texarkana, TX	9.1	March 7, 2008
Residence Inn	Springdale, AR	5.6	March 14, 2008
Residence Inn	Fayetteville, NC	12.2	May 9, 2008
Courtyard	Wichita, KS	8.9	June 13, 2008

Dimension Hotels Portfolio (4 Hotels):
Hilton Garden Inn	Sacramento, CA	27.6	March 7, 2008
Courtyard	Cypress, CA	31.2	April 30, 2008
Homewood Suites	San Jose, CA	21.9	July 2, 2008
Homewood Suites	Tukwila, WA	15.7	July 2, 2008

Homecourt Hospitality Group (4 Hotels):
Residence Inn	Greenville, SC	8.7	May 19, 2008
Homewood Suites	Birmingham, AL	16.5	May 23, 2008
Homewood Suites	Jacksonville, FL	23.3	June 17, 2008
TownePlace Suites	Tampa, FL	11.2	June 17, 2008

	Total	$702.3

These Pro Forma Condensed Consolidated Statements of Operations also assume all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Newport Hospitality Group, Inc., Larry Blumberg & Associates, True North Hotel Group, Inc., White Lodging Services Corporation, McKibbon Hotel Group, Inc., Intermountain Management, LLC, Marriott International, Inc. and Dimension Development Company under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Eight, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Eight, Inc. are not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2007, nor do they purport to represent the future financial results of Apple REIT Eight, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the three months ended March 31, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Charlotte/ Matthews - Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL SpringHill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)	Intermountain Hotels Portfolio (7 Hotels) (A)	Dimension Hotels Portfolio (4 Hotels) (A)
Revenue:
Room revenue	$11,631	$99	$70	$125	$177	$383	$658	$3,697	$3,180	$4,828
Other revenue	980	2	4	2	21	7	29	22	90	418

Total revenue	12,611	101	74	127	198	390	687	3,719	3,270	5,246

Expenses:
Operating expenses	6,422	25	55	56	64	155	252	1,739	1,205	2,215
General and administrative	1,144	8	27	10	10	35	27	313	383	421
Management and franchise fees	816	11	6	10	30	28	50	341	321	336
Taxes, insurance and other	709	4	11	5	9	22	39	204	183	271
Depreciation of real estate owned	2,729	—	—	—	—	27	—	610	302	512

Land lease	1,506	—	—	—	—	—	—	—	—	—
Investment and interest, net	(6,231)	—	—	—	—	79	—	582	234	756

Total expenses	7,095	48	99	81	113	346	368	3,789	2,628	4,511

Income tax expense	—	—	—	—	—	—	—	—	—	—

Net income (loss)	$5,516	$53	$(25)	$46	$85	$44	$319	$(70)	$642	$735

Basic and diluted earnings per common share	$0.07

Weighted average common shares outstanding - basic and diluted	75,397

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the three months ended March 31, 2008

(In thousands, except per share data)

	Winston-Salem, NC Courtyard (A)	Homecourt Hospitality Group (4 Hotels) (A)	Hilton Head, SC Hilton Garden Inn (A)	Burbank, CA Residence Inn (A)	San Diego, CA Residence Inn (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$710	$3,106	$424	$1,682	$1,014	$—		31,784
Other revenue	63	56	36	101	22	—		1,853

Total revenue	773	3,162	460	1,783	1,036	—		33,637

Expenses:
Operating expenses	303	1,066	239	425	280	—		14,501
General and administrative	79	291	47	254	200	—		3,249
Management and franchise fees	70	263	23	151	84	—		2,540
Taxes, insurance and other	42	176	48	110	69	—		1,902
Depreciation of real estate owned	119	653	97	296	182	(2,798)	(C)	5,472
						2,743	(D)

Land lease	—	—	—	—	—	—		1,506
Investment and interest, net	120	668	102	398	251	589	(E)	(2,452)

Total expenses	733	3,117	556	1,634	1,066	534		26,718

Income tax expense	—	—	—	—	—	—	(G)	—

Net income (loss)	$40	$45	$(96)	$149	$(30)	$(534)		6,919

Basic and diluted earnings per common share								$0.09

Weighted average common shares outstanding - basic and diluted						—	(F)	75,397

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Company Historical Statement of Operations	TLC Somerset, S.M.L.L.C. Somerset, NJ Courtyard (A)	Newport Patriot, L.L.C. Bowling Green, KY Hampton Inn (A)	Amtel Associates, LLC Chattanooga, TN Homewood Suites (A)	BRR Greensboro, S.M.L.L.C. & BRR Harrisonburg, S.M.L.L.C. SpringHill Suites and Courtyard (A)	Newport Historic, L.L.C., Newport Virginian, L.L.C. & Newport Savannah, L.L.C. Port Wentworth, GA Hampton Inn (A)	Hotel 57 New York, NY Independent (A)
Revenue:
Room revenue	$1,385	$4,181	$3,181	$2,011	$5,395	$2,942	$12,702
Other revenue	100	429	51	50	239	40	2,153

Total revenue	1,485	4,610	3,232	2,061	5,634	2,982	14,855

Expenses
Operating expenses	769	2,284	1,343	725	2,002	1,058	11,416
General and administrative	1,046	463	315	178	574	382	2,051
Management and franchise fees	117	432	252	260	764	390	501
Taxes, insurance and other	165	198	78	164	135	160	531
Depreciation of real estate owned	333	180	208	—	319	299	2,604

Interest, net	(6,343)	507	152	375	321	397	4,421

Total expenses	(3,913)	4,064	2,348	1,702	4,115	2,686	21,524
Income tax expense	—	—	57	—	35	—	—

Net income (loss)	$5,398	$546	$827	$359	$1,484	$296	$(6,669)

Basic and diluted earnings per common share	$0.35

Weighted average common shares outstanding - basic and diluted	15,376

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Charlotte/ Matthews - Hilton Hampton Inn (A)	Riva Hospitality, LLC Annapolis, MD Hilton Garden Inn (A)	Dunn, NC Hampton Inn (A)	Carlton Hospitality, LLC Tallahassee, FL Hilton Garden Inn (A)	Concord, NC Hampton Inn (A)	Sanford, FL SpringHill Suites (A)	True North Hotels Portfolio (7 Hotels) (A)	Intermountain Hotels Portfolio (7 Hotels) (A)
Revenue:
Room revenue	$2,610	$1,557	$2,408	$2,700	$2,245	$2,500	$18,275	$15,158
Other revenue	70	69	30	318	54	113	95	454

Total revenue	2,680	1,626	2,438	3,018	2,299	2,613	18,370	15,612

Expenses
Operating expenses	876	992	854	1,422	707	1,290	8,126	5,950
General and administrative	273	307	403	115	201	86	1,392	2,138
Management and franchise fees	218	197	194	258	288	308	1,761	1,482
Taxes, insurance and other	85	60	93	218	101	242	908	855
Depreciation of real estate owned	136	608	338	841	248	221	2,501	1,886

Interest, net	181	393	764	541	249	(17)	3,612	2,850

Total expenses	1,769	2,557	2,646	3,395	1,794	2,130	18,300	15,161

Income tax expense	—	—	—	—	—	—	—	—

Net income (loss)	$911	$(931)	$(208)	$(377)	$505	$483	$70	$451

Basic and diluted earnings per common share
Weighted average common shares outstanding - basic and diluted

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2007

(In thousands, except per share data)

	Dimension Hotels Portfolio (4 Hotels) (A)	Winston- Salem, NC Courtyard (A)	Homecourt Hospitality Group (4 Hotels) (A)	Hilton Head, SC Hilton Garden Inn (A)	Burbank, CA Residence Inn (A)	San Diego, CA Residence Inn (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$20,378	$2,860	$12,043	$2,172	$1,324	$1,069	$—		$119,096
Other revenue	2,055	222	239	224	87	18	—		7,110

Total revenue	22,433	3,082	12,282	2,396	1,411	1,087	—		126,206

Expenses
Operating expenses	7,338	1,248	4,413	1,130	569	484	—		54,996
General and administrative	3,718	345	1,190	206	288	237	2,000	(B)	17,908
Management and franchise fees	2,382	282	986	156	116	88	—		11,432
Taxes, insurance and other	811	156	669	215	118	106	—		6,068
Depreciation of real estate owned	3,509	469	2,501	391	195	180	(17,967)	(C)	19,003
							19,003	(D)
Interest, net	3,362	490	2,731	421	391	308	(10,355)	(E)	5,751

Total expenses	21,120	2,990	12,490	2,519	1,677	1,403	(7,319)		115,158

Income tax expense	—	—	—	—	—	—	(92)	(G)	—

Net income (loss)	$1,313	$92	$(208)	$(123)	$(266)	$(316)	$7,411		$11,048

Basic and diluted earnings per common share									$0.20

Weighted average common shares outstanding - basic and diluted							40,180	(F)	55,556

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A) Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2007 for the respective period prior to acquisition by the Company. The Company was initially formed on January 22, 2007, and had no operations before that date. Additionally, four properties began operations during 2007, and one property remained under construction as of March 31, 2008. Therefore, these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Annapolis, MD Hilton Garden Inn, opened June 2007, Westford, MA Hampton Inn & Suites, opened August 2007, San Diego, CA Residence Inn, opened September 2007, Burbank, CA Residence Inn opened October 2007, and Overland Park, KS Fairfield Inn & Suites is under construction.

(B) Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C) Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E) Interest expense related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2007, or the dates the hotels began operations.

(F) Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2007, or the dates the hotels began operations.

(G) Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

July 24, 2008